SECOND AMENDMENT TO THE
FUND PARTICIPATION AGREEMENT

THIS SECOND AMENDMENT (the “Amendment”) to the Fund Participation Agreement is made as of this 20th day of April, 2015 (the “Effective Date”), by and between Great-West Life & Annuity Insurance Company (“GWL&A”), Great-West Life & Annuity Insurance Company of New York (formerly First Great-West Life & Annuity Insurance Company) (“GWL&ANY”), and Legg Mason Investor Services, LLC (the “Distributor”) (each a “Party” and collectively the “Parties”).

WHEREAS, the Parties entered into a Fund Participation Agreement dated December 27, 1999, as amended July 27, 2012 (the “Agreement”);

WHEREAS, the Parties now desire to amend the Agreement.

NOW, THEREFORE, the Parties agree to the following:

1.    FutureFunds Series Account and FutureFunds Select are hereby added as segregated asset accounts that may invest in shares of the Fund.

2.    All references in the Agreement to the “Account” shall be deemed to refer to FutureFunds II Series Account of GWL&A, FutureFunds II Series Account of GWL&ANY, Variable Annuity Account 5 of GWL&A, Variable Annuity Account 5 of GWL&ANY, FutureFunds Series Account of GWL&A, and FutureFunds Select of GWL&A.

3.    Schedule A of the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

4.    Except to the extent modified by this Amendment, the remaining provisions of the Agreement will remain in full force and effect. In the event of a conflict between the provisions of the Agreement and those of this Amendment, the Amendment will control.

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IN WITNESS WHEREOF, the Parties have executed this Amendment to be effective as of the Effective Date.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By: ________________________

Name: ______________________

Title: _______________________

GREAT-WEST LIFE & ANUITY INSURANCE COMPANY of NEW YORK

By: _________________________

Name: _______________________

Title: ________________________

Legg Mason INVESTOR SERVICES, LLC

By: _________________________

Name: _______________________

Title: ________________________

(Schedule A to follow)

SCHEDULE A

DESIGNATED PORTFOLIOS

Class A - Funds	Symbol	CUSIP	Fees Per Annum

ClearBridge International Small Cap Fund	LCOAX	52467P499	25 basis points
ClearBridge Small Cap Growth Fund	SASMX	52470H815	25 basis points

Class IS - Series of Funds	Fees Per Annum

Legg Mason Series of Funds	No Compensation
Western Asset Series of Funds	No Compensation